UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 12, 2012

K-V PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
____________________

Delaware	1-9601	43-0618919
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2280 Schuetz Road
St. Louis, MO		63146
(Address of principal executive offices)		(Zip Code)

(314) 645-6600
(Registrant's telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K filed August 4, 2012, K-V Pharmaceutical Company, a Delaware corporation (the “Company”), and certain of its wholly-owned domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization (the “Bankruptcy Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Post-Petition DIP Credit Agreement

On December 11, 2012, the Debtors filed a motion seeking, among other things, Court authorization for the Company to obtain $85 million of senior secured post-petition financing (the “DIP Financing”) from a lender group led by an affiliate of Silver Point Finance LLC.  The DIP Financing will be provided pursuant to the terms of the Debtor-in-Possession Credit, Guaranty and Security Agreement (the “DIP Credit Agreement”) by and among the Company, as borrower, each of the other Debtors, as guarantors (collectively, the “Guarantors”), Silver Point Finance, LLC, as administrative agent (the “DIP Agent”), and certain lenders party thereto (the “DIP Lenders”).  The Company’s obligations under the DIP Credit Agreement are: (i) guaranteed by each Guarantor and (ii) secured by substantially all assets of the Debtors (subject to certain exceptions).

The proposed loans under the DIP Credit Agreement will bear interest at a rate per annum equal to the LIBOR Rate (as defined in the DIP Credit Agreement) (with a LIBOR floor of 2.00%) plus 9.00% or the Base Rate (as defined in the DIP Credit Agreement) plus 8.00%.  Upon the occurrence and during the continuance of an event of default under the DIP Credit Agreement, the interest rate increases by 2.00% per annum.

The proceeds of the DIP loans will be used to: (i) make the payments contemplated by the Hologic Settlement (defined below), (ii) reimburse the reasonable costs and expenses of DIP Agent and DIP Lenders incurred in connection with the discussion, negotiation, preparation execution and delivery of any documents in connection with the DIP Credit Agreement and related documentation, and (iii) subject to compliance with certain liquidity conditions contained in the DIP Credit Agreement, general corporate purposes and working capital during the Bankruptcy Cases in accordance with an agreed budget.

All borrowings under the DIP Credit Agreement are to be repaid on the earlier of: (i) the first anniversary of the closing date of the DIP Financing, (ii) the date that all loans become due and payable under the DIP Credit Agreement, whether by acceleration or otherwise, or (iii) the effective date of any chapter 11 plan confirmed by the Court in the Debtors’ pending chapter 11 bankruptcy cases (the “Bankruptcy Cases”).

The DIP Credit Agreement provides for representations and warranties by the Company and the Guarantors that are customary for facilities of this type.  The DIP Credit Agreement further provides for affirmative and negative covenants applicable to the Company and its subsidiaries, including affirmative covenants requiring the Company to provide financial information, the meeting of certain milestones in the Bankruptcy Cases, provision of regular financial reports related to Makena®, and negative covenants restricting the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, dispose of assets, pay dividends, amendment or waive certain subordinated or junior lien indebtedness or take certain other actions.  The DIP Credit Agreement also requires that the Company use its cash on hand, up to a certain agreed amount, prior to utilizing the proceeds of the DIP Financing.

The initial borrowing by the Company under the DIP Credit Agreement is subject to the satisfaction of certain conditions precedent, including approval of the DIP Credit Agreement by the Court, delivery of executed definitive loan documents, approval of the previously reported proposed settlement with Hologic Inc. (the “Hologic Settlement”), incorporated herein by reference to Exhibit 10.1 filed with our Current Report on Form 8-K, filed December 10, 2012,  payment of certain fees, delivery of certain other documents, establishment of a loan proceeds account under the sole dominion of the DIP Agent, and the creation and perfection of certain liens.  In addition, prior to borrowing under the DIP Credit Agreement, the Debtors are required to file with the Court a proposed plan of reorganization (the “Proposed Plan”), a related disclosure statement, and a plan support agreement between the Debtors and certain holders of the Company’s 12% Senior Secured Notes relating to the Proposed Plan.  The principal terms of the Proposed Plan are contained in a plan term sheet annexed to the DIP Credit Agreement.

The DIP Credit Agreement provides for certain customary events of default, including events of default resulting from non-payment of principal, interest or other amounts when due, material breaches of the Company’s and the Guarantors’ representations and warranties, breaches by the Company or the Guarantors of their covenants in the DIP Credit Agreement or ancillary loan documents, cross-defaults under other agreements or instruments, the entry of material judgments against the Company or its subsidiaries, or revocation of certain liens and changes of control of the Company.  The DIP Credit Agreement also includes customary events of default that may arise in connection with the Bankruptcy Cases, including dismissal or conversion of such cases.  In addition, the DIP Credit Agreement includes events of default that may arise in the case of adverse government or regulatory action against the Company or the vacatur, reversal, stay or overturning of the Hologic Settlement.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, which is filed as [Exhibit 10.1] hereto and incorporated by reference herein

Item 7.01        Regulation FD Disclosure.

On December 12, 2012, K-V Pharmaceutical Company (the “Company”) issued a press release announcing that it has received a commitment from lenders led by an affiliate of Silver Point Finance LLC for $85 million in senior secured post-petition debtor-in-possession (“DIP”) financing.

A copy of the press release is attached hereto as Exhibit 99.1.  The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01           Financial Statements and Exhibits.

(d)               The following exhibits are furnished as part of this report:

Exhibit Number                                   Description

10.1	Debtor-In-Possession Credit Agreement, dated December 11, 2012, by and among various DIP Lenders and Silver Point Finance, LLC, DIP Agent.

99.1	Press Release, dated December 12, 2012, issued by K-V Pharmaceutical Company.

The Company will post this Form 8-K on its Internet website at www.kvph.com.  References to the Company’s website address are included in this Form 8-K only as inactive textual references and the Company does not intend them to be active links to the website.  Information contained on the website does not constitute part of this Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our future operations, future results and prospects.  Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of recalls and suspension of shipments on revenues, adjustments to the financial statements, the filing of amended filings with the Securities and Exchange Commission (the “SEC”) and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions of the PSLRA, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	the ability of the Company and the other Debtors to continue as a going concern;
(2)	the risk that the Bankruptcy Court will not approve the Settlement Agreement;
(3)	the risk that the Company may not be able to enter into a DIP Facility upon terms acceptable to the Company;

(4)	the risk that the Bankruptcy Court will not approve the Company’s entry into the DIP Facility and the funding of the Settlement Payment under the DIP Facility in accordance with its terms;
(5)	the ability of the Company and the other Debtors to obtain Bankruptcy Court approval with respect to other motions in the Bankruptcy Cases;
(6)	the ability of the Company and the other Debtors to prosecute, develop and consummate one or more plans of reorganization with respect to the Bankruptcy Cases;
(7)	the effects of the Bankruptcy Cases on the Company and the other Debtors and the interests of various creditors, equity holders and other constituents;
(8)	the effects of rulings of the Bankruptcy Court in the Bankruptcy Cases and the outcome of the cases in general;
(9)	the length of time the Company and the other Debtors will operate under the Bankruptcy Cases;
(10)
risks associated with third-party motions in the Bankruptcy Cases, which may interfere with the ability of the Company and the other Debtors to develop one or more plans of reorganization and consummate such plans once they are developed;

(11)	the potential adverse effects of the Bankruptcy Cases on the Company’s liquidity or results of operations;
(12)	the ability to execute the Company’s business and restructuring plans;
(13)	increased legal costs related to the Company’s bankruptcy filing and other litigation;
(14)	that its Class A Common Stock and Class B Common Stock will be, or will continue to be, traded on the OTCQB Marketplace and whether sufficient volumes and liquidity will develop; and
(15)
the ability of the Company and the other Debtors to maintain contracts that are critical to their operation, including to obtain and maintain normal terms with their vendors, customers and service providers and to retain key executives, managers and employees.

This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part I, Item 1A —“Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 31, 2012, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A of the our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 31, 2012. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 17, 2012

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
Vice President, General Counsel and
Secretary